Exhibit 10.5

FORM OF MYND LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”), dated as of January 4, 2019, is being executed and delivered as of January 4, 2019, by [●] (“Stockholder”) in favor of and for the benefit of MYND ANALYTICS, INC. (“Parent”).

RECITALS

A.          Stockholder is a director or officer of Parent.

B.           Emmaus Life Sciences, Inc., a Delaware corporation (the “Company”), Parent, and ATHENA MERGER SUBSIDIARY INC., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), have entered into that certain Agreement and Plan of Merger and Reorganization (as amended from time to time, the “Merger Agreement”), dated as of January 4, 2019, pursuant to which Merger Sub will merge with and into the Company (the “Merger”) and the Company will continue as a direct wholly owned subsidiary of Parent.

Stockholder, intending to be legally bound, agrees as follows:

1.            Defined Terms. Each capitalized term used in this Agreement but not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement.

2.            Representations and Warranties of Stockholder. Stockholder represents and warrants to Parent as of the date hereof as follows:

(a)       Stockholder is the holder and “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of outstanding shares of common stock of Parent (the “Parent Shares”) set forth beneath Stockholder’s signature on the signature page hereof, and Stockholder has good and valid title to the Parent Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature, other than as otherwise restricted under the Securities Act of 1933, as amended (the “Securities Act”) and other applicable securities laws and regulations.

(b)       Stockholder has the sole right to vote and to dispose of the Parent Shares.

(c)       Stockholder has read this Agreement and, to the extent Stockholder felt necessary, has discussed with counsel the limitations imposed on Stockholder’s ability to sell, transfer or otherwise dispose of the Parent Shares after the Merger. Stockholder fully understands the limitations this Agreement places upon Stockholder’s ability to sell, transfer or otherwise dispose of the Parent Shares after the Merger.

(d)       [Stockholder is the holder and “beneficial owner” (i) shares of Parent’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and/or shares of Parent’s Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”) and (ii) and warrants to purchase shares of Common Stock of Parent that were purchased on March 29, 2018 (the “2018 Warrants”).]

3.            Lock-Up.

(a)       Stockholder will not, during the period commencing on the date of the Effective Time of the Merger and, subject to the terms set forth herein, ending 90 days after the Effective Time of the Merger (the “Lock-up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Parent Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Parent Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Parent Shares, in cash or otherwise.

(b)       Notwithstanding the foregoing, Stockholder may transfer Parent Shares (i) to Affiliates (including, for the avoidance of doubt, if Stockholder is a corporation, partnership, limited liability company, investment fund, trust or other business entity, such investment funds or other business entities controlled or managed by, or that controls or manages, or under common management with, the Stockholder) or charitable organizations; (ii) if Stockholder is an individual, to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family for estate planning purposes or for the purposes of personal tax planning, or upon the death of Stockholder, by will or intestacy; (iii) if Stockholder is a corporation, partnership, limited liability company, investment fund or other business entity, as part of a disposition, transfer or distribution by the Stockholder to its equity holders; (iv) if the Stockholder is a trust, to a trustor or beneficiary of the trust; or (v) to a nominee or custodian of a Person or entity to whom a disposition or transfer would be permissible under this clause (b); provided, however, that any such transfer shall be permitted under this clause (b) only if, as a precondition to such transfer, such donee, transferee or distributee agrees in writing to be bound by all of the terms of this Agreement. In addition, notwithstanding the foregoing, the restrictions set forth herein shall not apply to the establishment of a trading plan that complies with Rule 10b5-1 under the Exchange Act; provided, however, that the restrictions shall apply in full force to sales pursuant to the trading plan during the Lock-Up Period.

(c)       For the avoidance of doubt, the restrictions in this Agreement shall apply only to the Parent Shares owned by the Stockholder as of the Effective Time of the Merger and Parent Shares issued upon the exercise of options outstanding as of the Effective Time of the Merger and no other security of Parent or any Affiliate thereof.

4.            Stop Transfer Instructions. Stockholder acknowledges and agrees that stop transfer instructions will be given to Parent’s transfer agent with respect to the Parent Shares until the expiration of the Lock-Up Period.

5.            Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and Parent, on the other hand. The existence of any claim or cause of action by Stockholder against Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

6.            Specific Performance. Stockholder acknowledges that Parent could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Stockholder could not be adequately compensated by monetary damages. Accordingly, Stockholder agrees that, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) in addition to any other right or remedy to which Parent may be entitled, at law or in equity, Parent will be entitled to seek to enforce any provision of this Agreement by a decree of specific performance and to seek temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

7.            Notices. All notices and other communications hereunder shall be in writing (including email or similar writing) and must be given:

(a)          If to Parent, to:

MYnd Analytics, Inc.

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

Attention: Patrick Herguth

Email: pherguth@myndanalytics.com

with a copy (which will not constitute notice) to:

Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020
Attention:      Jeffrey Baumel
                      Ilan Katz

Email:            jeffrey.baumel@dentons.com
                      ilan.katz@dentons.com

(b)         If to Stockholder, to the address set forth on Schedule I hereto.

or such other physical address or email address as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement will be effective only (i) if given by email, when the email is transmitted to the email address specified in this Section 7 or (ii) if given by overnight courier or personal delivery when delivered at the physical address specified in this Section 7.

8.            Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

9.            Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by, construed under and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflict or choice of laws which would result in the application of the laws of any other jurisdiction.

10.          Consent to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby will be brought exclusively in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware, and each of the parties hereto hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 7 will be deemed effective service of process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

11.          Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.          Effectiveness; Termination. This Agreement shall only be effective upon the Effective Time of the Merger and shall automatically terminate in the event of the termination of the Merger Agreement for any reason or upon the consummation following the Merger of a change of control of Parent, meaning (a) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of Parent, or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (i) the then-outstanding shares of common stock of Parent; or (ii) the combined voting power of the then-outstanding voting securities of Parent entitled to vote generally in the election of directors.

13.          Further Assurances. Stockholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement.

14.          Entire Agreement and Modification. This Agreement, the Merger Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitute (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate. The parties will not enter into any other agreement inconsistent with the terms and conditions of this Agreement and the Merger Agreement, or that addresses any of the subject matters addressed in this Agreement and the Merger Agreement.

15.          Non-Exclusivity. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

16.          Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

17.          Assignment. This Agreement and all obligations of Stockholder hereunder are personal to Stockholder and may not be transferred or delegated by Stockholder at any time, except in accordance with Section 2(b) of this Agreement. Parent may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity without obtaining the consent or approval of Stockholder.

18.          Binding Nature. Subject to Section 17, this Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon Stockholder and Stockholder’s representatives, executors, administrators, estate, heirs, successors and assigns.

19.          Survival. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Mergers.

20.          Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which, taken together, will constitute one and the same instrument. An electronic copy of a party’s signature (including signatures in Adobe PDF or similar format) shall be deemed an original signature for purposes hereof.

21.          Headings; Construction. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) “it” or “its” or words denoting any gender include all genders and (c) the word “including” means “including without limitation,” whether or not expressed.

22.          [Conversion of Parent Preferred Stock. Stockholder hereby agrees that all shares of Series A Preferred Stock and/or shares of Series A-1 Preferred Stock held by such Stockholder shall automatically, and without any further action by the Stockholder, convert into Parent Shares, immediately prior to, and contingent upon the occurrence of, the Effective Time, in accordance with, and pursuant to the terms of, Section 5 of the Certificate of Designation, Preferences and Rights of Series A Preferred Stock or Section 5 of the Certificate of Designation, Preferences and Rights of Series A-1 Preferred Stock, as applicable. In exchange for Stockholder agreeing to convert its shares of Series A Preferred Stock and/or shares of Series A1 Preferred Stock, Parent hereby agrees, in connection with the Spinoff, to cause the Parent California Subsidiary to issue to Stockholder (in addition to any other equity of Parent California Subsidiary that Stockholder might be entitled to receive on other Parent securities owned by Stockholder) newly issues shares of preferred stock of the Parent California Subsidiary (instead of shares of common stock of the Parent California Subsidiary) that will have substantially the same rights and preferences as the shares of Series A Preferred Stock (the “California Preferred Shares”). The California Preferred Shares will represent a percentage of the fully-diluted common stock of the Parent California Subsidiary that is equal to the percentage of the outstanding preferred stock and common stock of Parent represented by all shares of Series A Preferred Stock and/or shares of Series A-1 Preferred Stock held by such Stockholder prior to the conversion provided for herein. In addition, Parent will take all actions reasonably necessary to permit the Stockholder to exchange their 2018 Warrants into warrants to purchase shares of common stock of the Parent California Subsidiary prior to the Effective Time using the same exchange ratio utilized for the issuance of the California Preferred Shares and with the same exercise price as applicable to the 2018 Warrants (as adjusted for the exchange ratio utilized for the issuance of the California Preferred Shares).]

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed as of the day and year first above written.

THE COMPANY

MYND ANALYTICS, INC.

By:
Name:
Title:

Signature Page to MYnd Lock-Up Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER:

INDIVIDUAL:	PARTNERSHIP, CORPORATION, LLC, TRUST OR OTHER ENTITY:

(Print Name)	(Print Name of Entity)

By:
(Signature)	(Signature)

(Jurisdiction of Residence)	(Print Name)

(Print Title)

(Type of Entity)

(Jurisdiction of Organization)

Signature Page to MYnd Lock-Up Agreement

SCHEDULE I

Name and Contact Information	Shares of Parent Common Stock	Shares of Parent Preferred Stock	Parent Warrants	Parent Options	Beneficially Owned Shares with a Right to Vote
[Name] [Address] Attention: [●] Facsimile: [●] Email: [●]

Schedule I to MYnd Lock-Up Agreement